Exhibit 99.2

CONSENT OF CITIGROUP GLOBAL MARKETS INC.

We hereby consent to the use of our name and to the inclusion of our opinion letter, dated February 5, 2022, as Annex B to, and the reference thereto under the captions “Summary—Opinion of Citigroup Global Markets Inc.,” “The Merger—Background of the Merger,” “The Merger—Frontier’s Reasons for the Merger,” “The Merger—Unaudited Prospective Financial Information” and “The Merger—Opinion of Citigroup Global Markets Inc.” in the information statement and proxy statement/prospectus of Frontier Group Holdings, Inc. and Spirit Airlines, Inc., which information statement and proxy statement/prospectus is part of Amendment No. 3 to the Registration Statement on Form S-4 of Frontier Group Holdings, Inc. (the “Registration Statement”). By giving such consent we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

By:
CITIGROUP GLOBAL MARKETS INC.

New York, New York

May 10, 2022